PROSPECTUS Dated                     Pricing Supplement No. 35
March 1, 1996                        Effective January 13, 1997



                   U.S. $1,000,000,000        Rule 424(b)(3)
                                          Registration Statement
                FORD MOTOR CREDIT COMPANY     No. 33-62973
              VARIABLE DENOMINATION FLOATING
                    RATE DEMAND NOTES


                    ------------------


                          Interest Rate Per Annun
                         -------------------------

Period        Tier One Notes   Tier Two Notes    Tier Three Notes
Beginning     Under $15,000    $15,000-$49,999   $50,000 and over
---------     --------------   ---------------   ----------------

01/13/97          5.14%             5.34%             5.54%